Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2019, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in RedHill Biopharma Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2018.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
July 24, 2019	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il